UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 8, 2021

NABRIVA THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37558	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25-28 North Wall Quay, IFSC, Dublin 1, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 816-6640

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NBRV	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2021, Nabriva Therapeutics US, Inc., a Delaware corporation (the “Company”) and wholly owned subsidiary of Nabriva Therapeutics plc (“Parent”), entered into a sublease agreement (the “Sublease”) with Professional Payroll Solutions, LLC, a Pennsylvania limited liability company (the “Sublandlord”), pursuant to which the Company will sublease approximately 8,097 square feet of office space located at 414 Commerce Drive, Fort Washington, Pennsylvania 19034 (the “Premises”). The Sublease is subordinate to that certain Lease Agreement dated as of March 25, 2009, as amended, by and between 414 Commerce Realty LLC (the “Prime Landlord”) and the Sublandlord (the “Prime Lease”), pursuant to which the Sublandlord is leasing the Premises.

The term of the Sublease (the “Term”) commences on March 1, 2021 (the “Commencement Date”) and will terminate upon the earlier to occur of (i) July 30, 2023, (ii) early termination of the Prime Lease other than due to the act or omission of Sublandlord or the default by Sublandlord under the Prime Lease or (iii) early termination or cancellation of the Sublease pursuant to the terms thereof. The Company is obligated to pay monthly rent under the Sublease to the Sublandlord.

The Sublandlord has the right to terminate the Sublease or accelerate the payment of the entire balance of the Rent for the Term upon specified events of default, including the Company’s failure to pay rent in a timely manner and upon the occurrence of certain events of insolvency with respect to the Company. Under the terms of the Sublease, subject to certain exceptions, if any event occurs which would permit the Sublandlord to terminate the Prime Lease, the Company shall notify the Sublandlord of such occurrence and the Company shall decide in its sole discretion whether or not the Sublandlord may terminate the Prime Lease.

The foregoing summary of the Sublease does not purport to be complete and is qualified in its entirety by reference to the full text of the Sublease, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in or incorporated by reference into Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Sublease Agreement, dated as of February 8, 2021, by and between Professional Payroll Solutions, LLC and Nabriva Therapeutics US, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABRIVA THERAPEUTICS PLC

Date: February 12, 2021	By:	/s/ Robert Crotty
Robert Crotty
General Counsel and Secretary